Exhibit 99.1

Press Release Source: Cycle Country Accessories Corp.

Cycle Country Receives Opinion with Going Concern Qualification from its Auditors

SPENCER, Iowa—(BUSINESS WIRE)— Cycle Country Accessories Corp. (NYSE Amex: ATC) (the “Company”) announced today that its financial statements for the fiscal year ended September 30, 2009 included in the Company’s Annual Report on Form 10-K, filed on January 18, 2011 contained a going concern qualification from its independent registered public accounting firm, Boulay, Heutmaker, Zibell & Co., P.L.L.P.

This announcement is required by NYSE Amex Company Guide Section 610(b), which requires separate disclosure of receipt of an audit opinion containing a going concern qualification. This announcement does not represent any change or amendment to the Company’s financial statements or to its Annual Report on Form 10-K for the fiscal year ended September 30, 2009.

About Cycle Country Accessories Corporation:

Cycle Country is the recognized industry leader in the innovation, design, sales, and manufacturing of custom fitting accessories for utility and all-terrain vehicles (UTVs and ATVs), under the brand name of Cycle Country Accessories.  Products include snowplows, mowers, 3-point hitches and implements, storage, bed lifts, brush guards and more.

The Company also produces a line of specialty products for golf cars, lawn and garden equipment and motor sports vehicles under the brand name of Plazco.

Under the brand name of Perf-Form, the Company manufactures and distributes a broad line of high performance oil filters for motorcycles, ATV’s and watercraft.

In addition, the Company provides metal fabrication and contract manufacturing services through its Imdyne division.

www.cyclecountry.com           www.plazco.com           www.weekend-warrior.com

www.perf-form.com           ww.imdyne.com

This press release does not constitute an offer to sell or the solicitation of any offer to buy any securities of Cycle Country Accessories Corp., nor shall there be any sale of any such security in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state. Forward looking statements: This press release and other statements by the Company may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act with respect to the outlook for earnings and revenues, other future financial or business performance, strategies and expectations. Forward-looking statements are typically identified by words or phrases such as “believe,” “expect,” “estimate,” “potential,” or future/conditional verbs such as “will,” “should,” and “could.”

Contact:

Cycle Country Accessories Corp.

Robert Davis - 800-841-2222

bdavis@cyclecountry.com